Exhibit 99.1

Investor Contact:	Press Contact:
Nate Wallace	Sheila Blackwell
301-255-5059	301-255-5486
nate@manu.com	sblackwell@manu.com

Manugistics Announces Preliminary Fourth Quarter Results

ROCKVILLE, Md. – April 24, 2006 – Manugistics Group, Inc. (NASDAQ: MANU), a leading global provider of synchronized supply chain and revenue management solutions, today announced preliminary results for its fiscal 2006 fourth quarter ended February 28, 2006.

Manugistics expects to report total revenue of $44.0 million to $46.5 million, including software revenue of $9.0 to $10.0 million for the fourth quarter of fiscal 2006, compared to total revenue of $45.2 million and software revenue of $8.1 million in the fourth quarter of fiscal 2005. The Company expects to report services and reimbursed expenses revenue of $13.5 to $14.5 million for the fourth quarter of fiscal 2006, compared to services and reimbursed expenses revenue of $16.5 million for the fourth quarter of fiscal 2005. The Company expects to report support revenue of approximately $21.5 to $22.0 million for the fourth quarter of fiscal 2006, compared to support revenue of $20.7 million for the fourth quarter of fiscal 2005.

Based on these estimated revenues, the Company expects to report GAAP operating income of $2.5 million to $4.0 million, GAAP net income of $2.5 million to $3.5 million and GAAP earnings per basic and diluted share of $0.03 to $0.04 when it reports final results for the fourth quarter of fiscal 2006, compared to a GAAP operating loss of $15.7 million and a GAAP net loss of $17.2 million and GAAP net loss per basic and diluted share of $0.21 in the fourth quarter of fiscal 2005.

The Company expects to report cash, cash equivalents, marketable securities and long-term investments of $140.0 million to $141.0 million as of February 28, 2006, compared to $126.5 million as of November 30, 2005.  The Company expects to report adjusted operating income of $4.5 million to $6.0 million in the fourth quarter of fiscal 2006 compared to an adjusted operating loss of $0.8 million in the fourth quarter of fiscal 2005.  The Company expects adjusted earnings per basic and diluted share of $0.04 to $0.05 for the fourth quarter of fiscal 2006, compared to adjusted net loss per basic and diluted share of $0.03 for the fourth quarter of fiscal 2005.

Adjusted operating income or loss, adjusted earnings and net loss and adjusted earnings and net loss per basic and diluted share referred to in this press release are non-GAAP measures and exclude the following items: amortization of intangibles and acquired technology, charges and benefits from exit and disposal activities, asset impairment charge, benefit from tax refund and adjustments and non-cash stock option compensation charges. For further information, please refer to the section of the press release titled, “Reasons for Presentation of Non-GAAP Financial Measures.”

Although the Company will still release detailed financial results for its fiscal 2006 fourth quarter and year end on May 11, 2006, it has cancelled the conference call and audio Web-cast that were previously scheduled to occur following the release of the results.

“We are pleased that this quarter will mark Manugistics’ return to a positive net income on a GAAP basis plus our fourth straight quarter where we are profitable on an adjusted operating basis”, said Manugistics CEO Joe Cowan.  “We have achieved what we set out to do since my arrival in 2004 -- to reach profitability.”

Business Metrics – Quarter Ended February 28, 2006

•                  The Company expects to report cash, cash equivalents, marketable securities and long-term investments of $140.0 million to $141.0 million as of February 28, 2006, compared to $126.5 million as of November 30, 2005.

•                  The Company recognized 21 significant software license transactions – software license transactions (excluding those recognized on a percentage-of-completion or ratable basis) of $100,000 or greater.

•                  The Company recognized three significant software license transactions of $1 million or greater.

•                  The average selling price for significant software transactions was approximately $448,000.

•                  19 percent of software revenue came from significant transactions related to new clients.

•                  30 percent of software revenue came from international sales.

•                  Days Sales Outstanding (DSO) for receivables was 80 days compared to 84 days for the quarter ended November 30, 2005.

•                  Employee headcount was 761 as of February 28, 2006.

Expected adjusted operating income excludes expenses of $1.9 million for the fourth quarter of fiscal 2006 consisting of $0.9 million of amortization of acquired technology, $0.8 million of amortization of intangibles and $0.2 million of exit and disposal charges.  Expected adjusted net income and adjusted earnings per basic and diluted share excludes net expenses of $1.1 million, or $0.01 per basic and diluted share, for the fourth quarter of fiscal 2006 consisting of $0.9 million of amortization of acquired technology, $0.8 million of amortization of intangibles and $0.2 million of exit and disposal charges; offset by $0.8 million of a tax benefit.  Adjusted operating loss, adjusted net loss and adjusted net loss per basic and diluted share excludes expenses of $15.0 million, or $0.18 per basic and diluted share, for the fourth quarter of fiscal 2005 consisting of $10.7 million in exit and disposal charges, $2.6 million of amortization of acquired technology and $1.7 million amortization of intangibles. For further information, please refer to the section of the press release titled “Reasons for Presentation of Non-GAAP Financial Measures.”

About Manugistics Group, Inc.

Manugistics powers the synchronized supply chain. Clients depend on Manugistics to position them one step ahead of demand. With Manugistics’ unparalleled supply chain and revenue management solutions, clients achieve improved forecast and inventory accuracy and leverage industry leading pricing and yield management solutions to maximize profits while ensuring optimum supply for constantly changing demand. Its clients include industry leaders such as Boeing, Canadian Tire, Cingular, Circuit City, Coca-Cola Bottling, Coty International, DHL, Diageo, Dixons, DuPont, Eurostar Group Ltd., Georgia-Pacific, Great North Eastern Railway (GNER), Harley-Davidson, Harrah’s Entertainment, H.J. Heinz, Limited Brands, Kraft Foods, Marriott, McCormick, Nestle, RadioShack, The Scotts Company, Sears Holdings Corporation, Sinotrans, Unilever and Wickes Building Supplies. For more information, visit our website at www.manugistics.com.

Reasons for Presentation of Non-GAAP Financial Measures

The non-GAAP financial measures presented in the text of this press release (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company believes its non-GAAP measures of operating performance better reflect the underlying economics of its business and better align with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which include or may include, from time to time, non-cash charges for amortization expense and purchased research and development related to acquisitions, impairment losses on long-lived assets, exit and disposal activities, one-time tax benefits and non-cash stock option compensation charges.

Forward-Looking Statements

This release contains forward-looking statements that refer to plans and expectations for the future and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the following: (1) the Company’s ability to generate sufficient cash flow to meet its existing debt obligations and effectively conduct its business operations; (2) the implementation of the Company’s exit and disposal plans and other cost reduction measures to align its cost structure with its revenue; (3) recent significant changes in the Company’s organizational structure and senior management; (4) the Company’s ability to motivate, hire and retain its highly skilled and qualified workforce; (5) continued softness in the market conditions for enterprise application software, as well as political upheaval and unrest; (6) the Company’s ability to overcome its difficulties in sales execution; (7) the ability of the Company’s management to accurately forecast revenue or to adjust the Company’s cost structure, most of which is fixed in the short-term, quickly enough to align it with revenue; (8) the ability of the Company’s management to accurately project cost savings from exit and disposal activities and other cost saving initiatives; (9) the

Company’s ability to maintain its competitive place in the markets for its products and services, to keep pace with the rapid technological advances or to introduce new products or product versions that satisfy customer demand, achieve market acceptance or meet competitive challenges; and (10) the Company’s ability to remain competitive in its markets as the enterprise application software sector consolidates.  With respect to the exit and disposal plans and changes in organizational structure and senior management, there can be no assurances as to the effectiveness of these plans and changes on the Company’s overall financial performance and condition, that further similar initiatives will not be undertaken in the future, or that these plans will not have an adverse impact on the Company’s ability to successfully operate its business.

Forward-looking statements may be identified by the use of words such as “anticipate,” “assume,” “believe,” “confident,” “deliver,” “expect,” “focus,” “forecast,” “goal,” “intend,” “might,” “objectives,” “pipeline,” “plan,” “predict,” “probably,” “should,” “strategy,” “target,” or “would.” Additional information about factors that potentially could affect Manugistics’ financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2005 and its Quarterly Report on Form 10-Q for the quarter ended November 30, 2005. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, and the Manugistics logo and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.